Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Third Quarter 2017 Financial Results and Business Update

•	Approximately $1 billion of project awards announced since beginning of May
•	Awarded entire 40 megawatt fuel cell program by Long Island Power Authority
•	Closed first Asian project with a 20 megawatt sale to a Korean utility

DANBURY, CT – September 7, 2017 -- FuelCell Energy (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, today reported financial results for its third quarter ended July 31, 2017 and key business highlights.

Financial Results

FuelCell Energy (the Company) reported total revenues for the third quarter of 2017 of $10.4 million, compared to $21.7 million for the comparable prior year period.  The change in revenue reflects the transition to retaining projects in the Generation portfolio.  Revenue components include:

•	Service and license totaled $4.8 million for the current period compared to $4.3 million for the third quarter of 2016.
•

Generation totaled $1.7 million for the current period compared to $0.2 million for the third quarter of 2016.  The increase reflects the growth in the operating portfolio. A number of project awards were announced subsequent to July 31, 2017 so the Generation portfolio is expected to continue to grow as projects become operational.

•	Product totaled $0.6 million for the current period compared to $13.7 million for the third quarter of 2016.
•	Advanced Technologies totaled $3.2 million for the current period compared to $3.6 million for the third quarter of 2016.

A gross loss of ($2.6) million was incurred in the third quarter of 2017, compared to a gross profit of $0.4 million for the comparable prior year period.  Production levels were adjusted in the third quarter to meet backlog requirements.  This led to the under-absorption of fixed overhead costs compared to the prior year period that had a higher level of production.  The gross loss in Products was only partially offset by the positive contribution from the Generation portfolio, Advanced Technology and Service contracts.

Operating expenses for the current period totaled $11.7 million compared to $10.8 million for the prior year period.  The increase in Administrative and selling expenses reflected higher professional fees, particularly in relation to awarded contracts and new proposals, such as the recently announced 40 megawatt award from Long Island Power Authority (LIPA) and the 20 megawatt South Korean project.  Research and development expenses are supporting new product introductions.

Net loss attributable to common shareholders for the third quarter of 2017 totaled $17.8 million, or $0.31 per basic and diluted share, compared to $11.8 million or $0.38 per basic and diluted share for the third quarter of 2016.

FuelCell Energy Third quarter 2017 Results	Page 2

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA, a Non-GAAP measure) in the third quarter of 2017 totaled ($10.9) million.  Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA.  Capital spending was $2.2 million in the third quarter of 2017 and depreciation expense was $2.2 million, including depreciation of property, plant and equipment as well as Project assets.

Revenue Backlog

Total backlog was $437.0 million as of July 31, 2017 compared to $392.1 million as of July 31, 2016.

•

Services backlog totaled $184.3 million as of July 31, 2017 compared to $214.7 million as of July 31, 2016.  Services backlog includes future contracted revenue from routine maintenance and scheduled module exchanges for power plants under service agreements.

•

Generation backlog totaled $202.3 million as of July 31, 2017 representing future contracted energy sales under contracted power purchase agreements between the Company and the end-user of the power.  Generation backlog for the comparable prior year period totaled $84.3 million.

•	Product sales backlog totaled $1.6 million as of July 31, 2017 compared to $35.0 million as of July 31, 2016.
•	Advanced Technologies contracts backlog totaled $48.8 million as of July 31, 2017 compared to $58.1 million as of July 31, 2016.

During the third quarter of 2017, the previously announced 1.4 megawatt Trinity University project was added to backlog.

Project awards referenced by the Company are notifications that the Company has been selected, through a competitive bidding process, to enter into definitive agreements. These awards have been publicly disclosed.  Negotiations are in process and when complete, project awards will become backlog. Project awards that were not included in backlog as of July 31, 2017 include the 39.8 megawatt LIPA selections, the 20 megawatt Korea Product Sale and Service Agreements, the 2.8 megawatt Tulare BioMAT project and the 7.4 megawatt CMEEC letter of intent.

Cash, restricted cash and financing availability

Cash, cash equivalents, restricted cash and financing availability totaled $113.8 million as of July 31, 2017, including:

•	Total cash of $73.8 million, including $35.7 million of unrestricted cash and cash equivalents, and $38.1 million of restricted cash
•	$40.0 million of borrowing availability under the NRG Energy revolving project financing facility

Subsequent to the end of the third quarter of 2017, the Company priced an underwritten offering of convertible preferred stock which will raise net proceeds of approximately $28 million upon closing, which is expected on September 8, 2017.

Project Assets

Long term project assets consists of projects developed by the Company that are structured with power purchase agreements (PPA), which generate recurring monthly Generation revenue, as well as projects the Company is developing and expects to retain and operate.  Long term project assets totaled $67.2 million as of July 31, 2017, consisting of five projects totaling 11.2 megawatts plus costs incurred to date for an additional five previously announced projects that are under construction.

FuelCell Energy Third quarter 2017 Results	Page 3

Business Highlights

•	Awarded three fuel cell projects totaling 39.8 megawatts by LIPA that represents up to $800 million of future contracted revenue depending on whether the projects are sold or retained
•	Announced sale of 20 megawatts for South Korean utility project and expected 20 year service agreement
•	Announced renewable power project with electricity to be sold to the local utility under California Biogas Market Adjustment Tariff (BioMAT)
•	Announced letter of intent for 7.4 megawatt project with utility CMEEC to serve the strategic submarine base of their U.S. Navy customer
•

More than 100 megawatts of fuel cell parks under development in Connecticut with multiple contractual paths enabled by State legislation enacted  for utility ownership as well as the mandate for a State RFP that values resiliency, in-State economic development, ratepayer costs and low emissions

•

Advancing solid oxide fuel cell commercialization with an installation at the NRG Energy Center Pittsburgh with the support of the U.S. Department of Energy, utilizing the same platform as the Company’s reversible fuel cell storage application

“Recent project awards combined with existing backlog now total about $1.5 billion, which is transformational for the Company by providing the sales volume needed to reach profitability,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy.  “We have a global platform and demonstrated a sizeable win in South Korea in a relatively short period of time since re-assuming Asian marketing rights as we pursue a number of multi-megawatt opportunities in the region.”

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, September 7, 2017 to discuss the third quarter results for 2017.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•

The live webcast of this call and supporting slide presentation will be available at www.fuelcellenergy.com.  To listen to the call, select ‘Investors’ on the home page, proceed to the ‘Events & presentations’ page and then click on the ‘Webcast’ link listed under the September 7th earnings call event listed, or click here

•	Alternatively, participants can dial 647-689-4106 and state FuelCell Energy or the conference ID number 69149780

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that

FuelCell Energy Third quarter 2017 Results	Page 4

impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy.  We design, manufacture, undertake project development, install, operate and maintain megawatt-scale fuel cell systems, serving utilities, industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage.  With installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader with environmentally responsible power solutions.  Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com

Source:	FuelCell Energy

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FuelCell Energy Third quarter 2017 Results	Page 5

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	July 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$35,683	$84,187
Restricted cash and cash equivalents – short-term	4,605	9,437
Accounts receivable, net	26,316	24,593
Inventories	71,984	73,806
Other current assets	6,011	10,181
Total current assets	144,599	202,204

Restricted cash and cash equivalents – long-term	33,480	24,692
Long-term project assets	67,201	47,111
Property, plant and equipment, net	41,876	36,640
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	16,445	16,415
Total assets	$317,268	$340,729

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21,738	$5,010
Accounts payable	8,757	18,475
Accrued liabilities	13,122	20,900
Deferred revenue	8,971	6,811
Preferred stock obligation of subsidiary	862	802
Total current liabilities	53,450	51,998

Long-term deferred revenue	19,430	20,974
Long-term preferred stock obligation of subsidiary	14,380	12,649
Long-term debt and other liabilities	70,338	80,855
Total liabilities	157,598	166,476

Redeemable preferred stock (liquidation preference of $64,020 at July 31, 2017 and October 31, 2016)	59,857	59,857
Total Shareholders’ Equity:
Common stock ($0.0001 par value; 125,000,000 and 75,000,000 shares authorized at July 31, 2017 and October 31, 2016, respectively; 60,972,037 and 35,174,424 shares issued and outstanding at July 31, 2017 and October 31, 2016, respectively)	6	4
Additional paid-in capital	1,033,744	1,004,566
Accumulated deficit	(933,554)	(889,630)
Accumulated other comprehensive loss	(383)	(544)
Treasury stock, Common, at cost (88,861 and 21,527 shares at July 31, 2017 and October 31, 2016, respectively)	(280)	(179)
Deferred compensation	280	179
Total Shareholders’ equity	99,813	114,396
Total liabilities and Shareholders’ equity	$317,268	$340,729

Deferred Finance Costs. Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, requires that deferred finance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt. Retrospective application is required which resulted in a reclassification in our Consolidated Balance Sheet as of October 31, 2016 of $0.3 million of debt issuance costs from Current assets to be a direct deduction of Current portion of debt and a reclassification of $1.1million of debt issuance costs from Other assets, net to be a direct deduction of Long-term debt and Other liabilities.

FuelCell Energy Third quarter 2017 Results	Page 6

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended July 31,
	2017	2016
Revenues:
Product	$611	$13,681
Service and license	4,809	4,280
Generation	1,690	200
Advanced technologies	3,248	3,555
Total revenues	10,358	21,716

Costs of revenues:
Product	4,266	13,740
Service and license	4,453	4,087
Generation	1,500	197
Advanced technologies	2,765	3,258
Total cost of revenues	12,984	21,282

Gross (loss) profit	(2,626)	434

Operating expenses:
Administrative and selling expenses	6,310	5,458
Research and development expenses	5,394	5,299
Total operating expenses	11,704	10,757

Loss from operations	(14,330)	(10,323)

Interest expense	(2,279)	(1,373)
Other (expense) income, net	(393)	749

Loss before provision for income taxes	(17,002)	(10,947)

Benefit (provision) for income taxes	1	(120)

Net loss	(17,001)	(11,067)

Net loss attributable to noncontrolling interest	-	57

Net loss attributable to FuelCell Energy, Inc.	(17,001)	(11,010)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(17,801)	$(11,810)

Loss per share basic and diluted
Basic	$(0.31)	$(0.38)
Diluted	$(0.31)	$(0.38)

Weighted average shares outstanding
Basic	57,420,050	31,015,658
Diluted	57,420,050	31,015,658

FuelCell Energy Third quarter 2017 Results	Page 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Nine Months Ended July 31,
	2017	2016
Revenues:
Product	$3,155	$54,178
Service and license	24,337	20,840
Generation	5,409	533
Advanced technologies	14,876	8,228
Total revenues	47,777	83,779

Costs of revenues:
Product	11,525	53,247
Service and license	22,878	21,527
Generation	3,909	596
Advanced technologies	9,895	8,298
Total cost of revenues	48,207	83,668

Gross (loss) profit	(430)	111

Operating expenses:
Administrative and selling expenses	18,797	18,939
Research and development expenses	16,172	15,720
Restructuring expense	1,355	-
Total operating expenses	36,324	34,659

Loss from operations	(36,754)	(34,548)

Interest expense	(6,856)	(3,200)
Other expense, net	(270)	(110)

Loss before provision for income taxes	(43,880)	(37,858)

Provision for income taxes	(44)	(402)

Net loss	(43,924)	(38,260)

Net loss attributable to noncontrolling interest	-	165

Net loss attributable to FuelCell Energy, Inc.	(43,924)	(38,095)

Preferred stock dividends	(2,400)	(2,400)

Net loss to common shareholders	$(46,324)	$(40,495)

Loss per share basic and diluted
Basic	$(1.01)	$(1.41)
Diluted	$(1.01)	$(1.41)

Weighted average shares outstanding
Basic	45,903,033	28,680,596
Diluted	45,903,033	28,680,596

FuelCell Energy Third quarter 2017 Results	Page 8

Non-GAAP Financial Measures

Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are alternate, non-GAAP, measures of cash utilization use by the Company.

These supplemental non-GAAP measures are provided to assist readers in determining operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing results of FuelCell Energy with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to FuelCell Energy, Inc., primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment. Adjusted EBITDA adjusts EBITDA for stock-based compensation and restructuring charges, which are considered non-recurring.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended July 31,		Nine Months Ended July 31,
(Amounts in thousands)	2017	2016	2017	2016
Net loss attributable to FuelCell Energy, Inc.	$(17,001)	$(11,010)	$(43,924)	$(38,095)
Depreciation	2,206	1,241	6,502	3,583
(Benefit)/Provision for income taxes	(1)	120	44	402
Other (income)/expense, net(1)	393	(749)	270	110
Interest expense	2,279	1,373	6,856	3,200
EBITDA	$(12,124)	$(9,025)	$(30,252)	$(30,800)
Stock-based compensation expense	1,206	867	3,432	2,530
Restructuring expense	-	-	1,355	-
Adjusted EBITDA	$(10,918)	$(8,158)	$(25,465)	$(28,270)

(1)

Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.